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                                                                      Exhibit 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Susquehanna Bancshares, Inc., on Form S-8 (File No. 33-92512) of our report dated January 26, 1998, on our audits of the consolidated financial statements of Susquehanna Bancshares, Inc., as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P


One South Market Square
Harrisburg, Pennsylvania
March 24, 1998





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